UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 28, 2013

(Date of earliest event reported)

Arête Industries, Inc.

(Exact name of registrant as specified in its charter)

COLORADO	33-16820-D	84-1508638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 Osceola Street

Westminster, CO 80030

(Address of principal executive offices) (Zip Code)

(303) 427-8688

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 14(c)).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT; ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

Effective June 28, 2013, a number of holders of Arête Industries, Inc.’s (the “Company”) 15% Series A1 Convertible Preferred Stock (“Series A1 Preferred Stock”) elected to convert shares of such stock into the Company’s common stock at a deemed conversion price of $0.75 per common share. In connection with those conversions, the Company agreed to reduce the deemed conversion price from $3.35 per common share to $0.75 per common share and all such holders agreed to waive all dividend rights on their shares of Series A1 Preferred Stock subsequent to March 30, 2013. Information regarding the conversions is set forth below.

Name of Holder	Number of Shares of Series A1 Preferred Stock Converted	Number of Common Shares Issued
Burlingame Equity Investors II, LP	16	100,800
Burlingame Equity Investors Master Fund, LP	184	1,159,200
Charles B. Davis*	100	1,333,333
Tucker Family Investments LLLP	25	333,333
Mark Venjohn	10	133,333
Pete Haman	35	466,667
Nicholas L. Scheidt*	100	1,333,333
Michael J. Finney	5	66,667
William and Sara Kroske	2.5	33,333
Michael A. Geller	10	133,333
John H. Rosasco	10	133,333

	497.5	5,226,665

*	Executive Officer and Director of the Company

The Company now has 22.5 shares of its Series A1 Preferred Stock outstanding. Because a majority of the Series A1 Preferred Stock has been converted into the Company’s common stock, the Series A1 Preferred Stock now outstanding will now vote on an as converted basis (into common stock) on all matters relating to the Company. Except as provided by law, holders of the Series A1 Preferred Stock shall vote together with the holders of the Company’s common stock.

In addition, in connection with the conversions of Series A1 Preferred Stock by Burlingame Equity Investors II, LP and Burlingame Equity Investors Master Fund, LP, the Company also entered into transactions with such entities in exchange for cash consideration, unsecured promissory notes and cancellation of certain Series A1 Preferred Shares.

Name of Holder	Cash Consideration	Promissory Note – Principal	Series A1 Preferred Shares Cancelled
Burlingame Equity Investors II, LP	$4,000	$48,000	16
Burlingame Equity Investors Master Fund, LP	$46,000	$552,000	184

The above unsecured promissory notes bear interest at 7% per annum, with interest payable quarterly and all unpaid interest and principal due on July 23, 2014. If the promissory notes are not paid when due or declared due, the entire principal and interest thereon will bear interest at the rate of 12% per annum.

The Company relied upon Section 2(a)(3) of the Securities Act of 1933 (the “Act”) and the exemption from registration provided by Section 4(2) of the Act, along with Rule 506 of Regulation D, in connection with the share conversions and exchanges described in this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The Exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

10.13	Notice of Conversion by Burlingame Equity Investors II, LP, dated June 28, 2013

10.14	Notice of Conversion by Burlingame Equity Investors Master Fund, LP, dated June 28, 2013

10.15	Promissory Note - Burlingame Equity Investors II, LP, dated June 28, 2013

10.16	Promissory Note - Burlingame Equity Investors Master Fund, LP, dated June 28, 2013

10.17	Form of Notice of Conversion for holders of Series A1 Preferred Stock other than Burlingame Equity Investors II, LP and Burlingame Equity Investors Master Fund, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARÊTE INDUSTRIES, INC.

Dated: July 5, 2013
	By:	/s/ Nicholas L. Scheidt
	Name:	Nicholas L. Scheidt
	Title:	Chief Executive Officer